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Mark E. Golman
State Bar No. 08113200
STOREY ARMSTRONG STEGER & MARTIN,
A Professional Corporation
1445 Ross Avenue, Suite 4600
Dallas, Texas  75202-2782
Telephone: (214) 855-6800
Facsimile: (214) 855-6853

CHAPTER 11 TRUSTEE

J. Scott Rose
State Bar No. 17252800
JENKENS & GILCHRIST,
A Professional Corporation
1445 Ross Avenue, Suite 3200
Dallas, Texas  75202-2799
Telephone:  (214) 855-4500
Telecopy:   (214) 855-4300

ATTORNEYS FOR THE OFFICIAL
UNSECURED CREDITORS COMMITTEE

                   IN THE UNITED STATES BANKRUPTCY COURT
                    FOR THE NORTHERN DISTRICT OF TEXAS
                            DALLAS DIVISION

IN RE:

WATER POINT SYSTEMS, INC.,                            CASE NO. 395-31514-RCM-11

                                                      (Jointly Administered)
    DEBTOR.


WATER POINT MANUFACTURING                             CASE NO. 395-33959-RCM-11
CORP.                                                 (Jointly Administered)

    DEBTOR.

            FIRST AMENDED JOINT PLAN OF REORGANIZATION FILED BY THE
                   OFFICIAL COMMITTEE OF UNSECURED CREDITORS
                     AND MARK E. GOLMAN, CHAPTER 11 TRUSTEE

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                                                             September 1, 1995

    The Official Committee of Unsecured Creditors (the "Committee") of Water Point Systems, Inc. (the "Debtor") and Mark E. Golman, Chapter 11 Trustee of Debtor (the "Bankruptcy Trustee"), propose the following Plan of Reorganization.

                                 ARTICLE I
                               INTRODUCTION

    1.1 INTRODUCTION. The Debtor filed a voluntary petition for relief under Chapter 11 of the Bankruptcy Code on March 10, 1995, with debts far exceeding the value of its assets. Since the filing, all of Debtor's operating assets have been sold. Debtor continues to own non-operating assets, including water vending machines, furniture and office equipment, and other miscellaneous property. Water Point Manufacturing Corp., a wholly-owned subsidiary of the Debtor (the "Subsidiary"), filed a petition for reorganization under Chapter 11 of the Bankruptcy Code on June 30, 1995. The Subsidiary's only assets are component parts and equipment used in constructing water vending machines for the Debtor. Claims asserted against the Subsidiary exceed the value of these assets. In many instances, creditors who supplied goods or services to the Subsidiary also assert claims against the Debtor; furthermore, holders of claims against the Debtor also assert liens against assets held by the Subsidiary. The Plan provides for the (i) reorganization of the Debtor and the Subsidiary, (ii) liquidation of all Assets of the Debtor and the Subsidiary and (iii) satisfaction of all claims against and interests in the Debtor and the Subsidiary. Assets not previously distributed under the Plan or by order of the Court on or prior to the Effective Date shall be transferred to the Trust created hereunder and the Liquidating Trustee and a Trust Committee shall be responsible for distribution of such Assets in accordance with the provisions of the Plan and the Trust. To the extent the provisions of the Plan conflict with the provisions of the Trust, the provisions of the Plan will control. The Bankruptcy Trustee and the Committee believe the Debtor's and Subsidiary's assets, including the remaining personal property, all claims, whether arising under the Bankruptcy Code or other applicable law, and the Debtor's and Subsidiary's corporate structures can best be liquidated or utilized for the benefit of creditors pursuant to this First Amended Joint Plan of Reorganization (the "Plan").

                                   ARTICLE II
                     CONCEPT AND IMPLEMENTATION OF THE PLAN

    2.1 THE PLAN CONCEPT. The Plan proposes to liquidate all of the Debtor's and Subsidiary's assets through a creditor's trust (the "Trust"), and to distribute the net proceeds in the manner provided in this Plan to creditors of both the Debtor and Subsidiary with Allowed Claims. This liquidation will be conducted in accordance with the provisions of the Plan and will permit the creditors to control the costs of liquidation as well as determine the best means for such process through a committee of creditors (the "Trust Committee") which is directly responsible to the creditors. Terms of the Plan will control over the terms of the Trust governing the rights of parties. In addition, through the Chapter 11 process, all of the issued and outstanding shares


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of stock in the Debtor and Subsidiary will be cancelled and new stock will be issued to the creditors of the Debtor and Subsidiary. Sixty percent (60%) of the newly issued shares in the Debtor will be sold to Arcady Capital Holdings, Inc. ("Arcady"), and sixty percent (60%) of the newly issued shares in the Subsidiary will be sold to Halter Financial Group, Inc. ("Halter") in full satisfaction of their respective administrative claims. All holders of Allowed Class 6 Claims shall receive a PRO RATA share of thirty-seven percent (37%) of the newly issued shares in the Debtor and a PRO RATA share of forty percent (40%) of the newly issued shares in the Subsidiary. Three percent (3%) of the shares in the reorganized Debtor, and $4,500, will be distributed to ARGUS Capital Corporation ("ARGUS") as a fee for arranging the loan from Arcady to the Debtor. The Plan provisions relating to the conveyance of all assets of the Debtor and the Subsidiary into a single liquidating Trust, the unitary treatment of holders of claims against both the Debtor and the Subsidiary, regardless of which entity the creditor filed its Claim against, and the issuance of thirty-seven percent (37%) of the stock of the Debtor and forty percent (40%) of the stock of the Subsidiary to creditors of either, based on their cumulative PRO RATA Allowed Unsecured Claims (as is described in detail hereinafter), represent a compromise and settlement under Federal Rule of Bankruptcy Procedure 9019 of any and all causes of action by and between the Debtor, the Subsidiary and any party in interest concerning any allegations that the Debtor and the Subsidiary should be substantively consolidated or that the Debtor and the Subsidiary are the alter ego or instrumentality of each other and, hence, each liable for the debts of the other.

    2.2 TRUST OPERATION. The Liquidating Trustee, selected by the Trust Committee, will be appointed to administer the Trust and will be compensated in accordance with the Trust Agreement. The Liquidating Trustee will be empowered to expend Trust funds to preserve Trust assets, to prosecute causes of action to conclusion through litigation or settlement, collect monies and sell assets for cash, all in order to make distributions to creditors of cash and stock in the Debtor and Subsidiary, and to take such other steps as are necessary to implement the intent of the Plan through the Trust.

    2.3 POST-CONFIRMATION DEBTOR. The Debtor shall continue as a Texas corporation after confirmation but, because of the power to make changes as to the place of incorporation granted to Arcady by virtue of its post-confirmation majority ownership, the Debtor may subsequently reincorporate under the laws of another state. Pursuant to the Plan, the Debtor will change its corporate name to Arcady Acquisition Corporation and increase the number of authorized shares of common stock to 40,000,000 and increase the number of authorized shares of preferred stock to 10,000,000. The new shares issued pursuant to the Plan will be in an amount sufficient to meet the requirements of the Plan, approximately 500,000. Thirty-seven percent (37%) of the newly issued shares in the reorganized Debtor shall be distributed PRO RATA to the holders of Allowed Class 6 Claims (including the Deficiency Amounts of Class 4 Claims). Three percent (3%) of such stock will be issued to ARGUS. Sixty percent (60%) of the newly issued shares in the reorganized Debtor will be issued to Arcady in full satisfaction and release of its Allowed Administrative Claim and in exchange for its agreement to perform services and incur fees related to the anticipated post-confirmation merger of the reorganized Debtor with an as yet unidentified company. The Debtor's sole officer, post-confirmation, will be Langhorne Reid III as president and secretary. Mr. Reid is the owner of 100% of the shares of Arcady Capital, Inc., the sole

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shareholder of Arcady and the president and director of both.  Mr. Reid will also be the Debtor's director after confirmation and prior to the anticipated reverse merger.

    2.4  POST-CONFIRMATION SUBSIDIARY.  The Subsidiary shall continue as a
Texas corporation after confirmation but because of the power to make changes as to the place of incorporation granted to Halter by virtue of its post-confirmation majority ownership, the Subsidiary may subsequently reincorporate under the laws of another state. Pursuant to the Plan, the Subsidiary will change its corporate name to WP Acquisition Corp. and increase the number of authorized shares of common stock to 40,000,000 and increase the number of authorized shares of preferred stock to 10,000,000. The amount of new shares of common stock in the Subsidiary issued pursuant to the Plan will be in an amount sufficient to meet the requirements of the Plan, approximately 500,000. Forty percent (40%) of such newly issued shares in the reorganized subsidiary shall be distributed PRO RATA to the holders of Allowed Class 6 Claims (including the Deficiency Amounts of Class 4 Claims). Sixty percent (60%) of the newly issued shares in the reorganized Subsidiary will be issued to Halter in full satisfaction and release of its Allowed Administrative Claim and in exchange for its agreement to perform services and incur fees related to the anticipated post-confirmation merger of the reorganized Subsidiary with an as yet unidentified company. The Subsidiary's sole officer, post-confirmation, will be Mr. Timothy Halter as president and secretary. Mr. Halter is the owner of all of the shares of Halter and its president and sole director. Mr. Halter will also be the Subsidiary's sole director, post-confirmation and prior to the anticipated reverse merger.

                                  ARTICLE III
                                  DEFINITIONS

    3.1 DEFINITIONS. The terms set out in this Article shall have the following meanings in the Plan unless the context otherwise requires and, unless otherwise indicated, the singular shall include the plural. The definitions contained in Section 101 of the Bankruptcy Code shall control unless different definitions are stated in this Article or elsewhere in the Plan, in which case the definitions as stated herein shall control for the purposes of this Plan. The rules of construction contained in Section 102 of the Bankruptcy Code shall apply to the construction of the language of this Plan.

         (a) "ADMINISTRATIVE CLAIM" means a Claim for a cost or expense of administration of the Debtor's and Subsidiary's Chapter 11 cases, allowed under Sections 503(b) and 507(a)(1) of the Bankruptcy Code, including any fees payable under 28 U.S.C. Section 1930.

         (b) "ALLOWED CLAIM" means (i) any claim (A) proof of which has been timely filed with the Court or (B) which has been scheduled by the Debtor and Subsidiary and not shown as disputed, contingent, or liquidated; and (C) as to which no objection has been filed by the deadline set by the Court unless the Claim has been allowed by Final Order; and (ii) any Administrative Claim for which a motion or fee application has been filed and approved by the Court by Final Order.

         (c) "ASSETS" means all assets of the Debtor and Subsidiary remaining on the Effective Date, whether tangible or intangible, liquidated or unliquidated, and includes all causes of action assertable by the Debtor or the Subsidiary pursuant to (1) Sections 542, 543, 544, 545,

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547, 548, 549, 550, or 553 of the Bankruptcy Code, (2) any applicable state law providing for avoidance or recoveries of transfers of assets, (3) accounts and notes receivable owed to the Debtor or Subsidiary, whether due prior or subsequent to the Petition Date, and (4) any other claims or causes of action, whether arising by common law or under the laws of the United States, the State of Texas, or any other jurisdiction in which such claim or controversy involving the Debtor arose.

         (d) "BANKRUPTCY CODE" means the Bankruptcy Reform Act of 1978, as amended, and codified at Title 11 of the United States Code.

         (e) "BANKRUPTCY TRUSTEE" means Mark E. Golman appointed pursuant to an order of the Bankruptcy Court dated May 11, 1995, and approved by order of the Bankruptcy Court dated May 22, 1995.

         (f) "BAR DATE" with respect to the Debtor means July 17, 1995, and with respect to the Subsidiary means November 6, 1995, the dates fixed by orders of the Bankruptcy Court by which a Proof of Claim must be filed against the Debtor or Subsidiary. The Bankruptcy Court subsequently reset the bar date for claims to be filed against the Subsidiary to September 20, 1995.

         (g) "CLAIM" means any right to payment from the Debtor or Subsidiary, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, contested, uncontested, legal, equitable, secured, or unsecured; any right under Section 502(h) of the Bankruptcy Code; or any right to an equitable remedy for breach of performance if such breach gives rise to a right of payment from the Debtor or Subsidiary, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, contested, uncontested, secured, or unsecured.

         (h) "CONTESTED CLAIM" means any Claim to which an objection is timely filed.

         (i) "COURT" means the United States Bankruptcy Court for the Northern District of Texas, Dallas Division, Honorable Robert C. McGuire presiding.

         (j) "DEFICIENCY AMOUNT" means the amount of a Claim against the Debtor or Subsidiary equal to the amount by which the Claim exceeds the sum of
(a) any setoff rights of the holder of such Claim against the Debtor or Subsidiary under Sections 506 and 553 of the Bankruptcy Code plus (b) the actual proceeds realized from the disposition of any collateral securing such Claim, or, if such collateral is not liquidated to cash, the value of the interest of the holder of the Claim in the Debtor's or Subsidiary's interest in the collateral securing such Claim, as determined under Section 506 of the Bankruptcy Code; provided, however, that if the holder of such Claim makes the election provided in Section 1111(b) of the Bankruptcy Code, there shall be no Deficiency Amount in respect of such Claim.

         (k) "DISALLOWED" when used with respect to a Claim, means a Claim to the extent it has been disallowed by Final Order of the Bankruptcy Court.

         (l) "DISCLOSURE STATEMENT" means the First Amended Joint Disclosure Statement filed pursuant to Section 1125 of the Bankruptcy Code with respect to the Plan.

         (m) "EFFECTIVE DATE" means the first Business Day after the order confirming the Plan becomes a Final Order; provided, however, that in the event a party in interest appeals the order but the order has not been stayed on appeal by a court of competent jurisdiction, the Effective Date shall mean the eleventh Business Day following the date of entry of the order; and, provided, further, that in the event the order has been stayed on appeal by a court of competent

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jurisdiction, the Effective Date shall mean the first Business Day following the date such stay is lifted or dissolved by a court of competent jurisdiction. The Effective Date shall also be the date upon which all necessary corporate resolutions and other documents necessary to effect the acquisition of the shares of the reorganized Debtor and Subsidiary shall be executed, unless the intended recipients of the respective shares of the Debtor or Subsidiary and the Liquidating Trustee, if in place, or the Bankruptcy Trustee, if not, agree to a later date.

         (n) "FINAL ORDER" means an order of the Court or any other court having jurisdiction that has become conclusive of all matters adjudicated by such order and (i) that is not subject to a pending appeal and for which the time to appeal or seek review or rehearing of such order has expired or (ii) that is the subject of a pending appeal but has not been stayed or to which no supersedeas bond has been posted during the time to appeal or seek review or rehearing of such order.

         (o) "IMPAIRED", with respect to a Claim, has the meaning set forth in 11 U.S.C. Section 1124.

         (p) "INDEMNIFIED PARTIES" means the Bankruptcy Trustee, Liquidating Trustee, Committee, the Trust Committee, and their employers, members and professional representatives.

         (q) "INDENTURE" shall mean that certain Indenture executed by Debtor dated as of September 28, 1993, between the Debtor and Kenneth Hornbaker, Trustee, which Indenture secures the notes held by members of Class 4.

         (r) "INTEREST" means the ownership interest in the Debtor and Subsidiary represented by its respective pre-confirmation outstanding stock.

         (s)  "INSIDER" shall have the meaning set forth in Bankruptcy Code
Section 101(31).

         (t) "NET PROCEEDS" when used in connection with Class 4 Claims shall mean the actual cash proceeds derived from the sale or other disposition of Lot 1, Lot 2 and Lot 3 Assets, net of (i) any liens or claims of Classes 3 and 5 Claimants in or to said collateral, (ii) the actual and reasonable costs of selling, closing, or collection of the Assets, (iii) (only in the case of Lot 1 and Lot 2 Assets) fees and expenses of the Indenture Trustee and his counsel in amounts as determined by the Court to be reasonable and allowable, and (iv) the commissions awarded the Bankruptcy Trustee or Liquidating Trustee in accordance with the Bankruptcy Code and the Plan, but excluding any other costs of administration including the fees and expenses of the Committee or its counsel or payment of non-Class 2 priority claims.

         (u) "PETITION DATE" means March 10, 1995, with respect to Debtor and June 30, 1995, with respect to the Subsidiary.

         (v) "PLAN" shall mean this First Amended Joint Plan of Reorganization filed by the Committee and Bankruptcy Trustee as it may be amended from time to time by the Bankruptcy Trustee or Committee or modified by order of the Court.

         (w) "POOLED ASSETS" shall be all assets of the Debtor and Subsidiary except Lot 1 and Lot 2 Assets as defined in Article 5.4(a).

         (x) "PRIORITY CLAIM" means any Claim allowed by Final Order pursuant to Section 507 of the Code.

         (y) "PRO RATA SHARE" means the proportion that the amount of an Allowed Claim in a particular class bears to the aggregate amount of all Claims in such class, including Contested

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Claims, but not including Disallowed Claims, as calculated by the Bankruptcy
Trustee or Liquidating Trustee on a particular date.

         (z) "SUBORDINATED CLAIM(S)" shall mean any claim evidenced by subordinated notes issued by the Debtor dated as of August 31, 1993, September 20, 1993, September 23, 1993, September 30, 1993, October 5, 1993, October 8,
1993, October 18, 1993, October 25, 1993 and October 29, 1993, all to become due and payable on August 15, 1998.

         (aa) "SUBSIDIARY" means Water Point Manufacturing Corp.

         (bb) "SECURED CLAIM" means a Claim secured by a perfected, valid and enforceable lien on property in which the Debtor or Subsidiary has an interest, of a value determined in accordance with Section 506(a) of the Bankruptcy Code, or as may otherwise be agreed by the parties and approved by Final Order of the Court.

         (cc) "SECURED TAX CLAIM" means a Claim by a governmental unit for a tax to the extent that the same is also a Secured Claim.

         (dd) "TRUST" means the liquidating trust established pursuant to
Article 7 of this Plan.

         (ee) "TRUST COMMITTEE" means the Committee, initially comprised of the Committee members appointed pursuant to Article 6 of this Plan to oversee and direct the activities of the Liquidating Trustee.

         (ff) "TRUST PROPERTY" means the Assets conveyed to the Trust upon the Effective Date pursuant to Article 7 of this Plan.

         (gg) "LIQUIDATING TRUSTEE" means Mark E. Golman, the person appointed as trustee of the Trust (and any successor) pursuant to Article 6 of this Plan.

         (hh) "UNIMPAIRED" with respect to a Claim, means that the Claim is not Impaired under this Plan.

         (ii) "UNSECURED CLAIM" means a Claim that is not secured by a valid and enforceable lien against property of the Debtor or Subsidiary and does not meet the definitional criteria of any other Class under the Plan.

                                   ARTICLE IV
                               CLASSIFICATION OF
                          CLAIMS AND EQUITY INTERESTS

    4.1 CLAIMS AND EQUITY INTERESTS CLASSIFIED. The Claims against the Debtor and Subsidiary, and the Equity Interests in the Debtor, are hereby classified for the purposes of this Plan as follows:

         (a)  Class 1 -- Priority Wage and Benefit Claims

         (b)  Class 2 -- Priority Tax Claims

         (c)  Class 3 -- Secured Tax Claims

         (d) Class 4 -- Secured Claims Represented By Notes made by the Debtor Secured by the Indenture

         (e)  Class 5 -- Secured Claim of Elkay Manufacturing Company

         (f)  Class 5A -- Secured Claim of Camp Bowie National Bank

         (g)  Class 5B -- Secured Claim of Dependable Acceptance Corp.

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         (h)  Class 5C -- Secured Claim of Southern Warehousing and
Distributing, Ltd.

         (i)  Class 6 -- Unsecured Claims

         (j)  Class 7 -- DE MINIMIS Claims

         (k)  Class 8 -- Equity Interests in the Debtor

         (l)  Class 9 -- Insider Claims

    4.2 CLASSES DEFINED. Any Claim or Equity Interest is in a particular class to the extent that such Claim or Equity Interest fits within the definition applicable to that class and is in such other or different class or classes to the extent that the remainder of such Claim or Equity Interest fits the definition of another class or classes, provided, however, any provision of the Plan placing a claim in a particular class shall control.

                                   ARTICLE V
                          PROVISIONS FOR TREATMENT OF
                     CLASSES OF CLAIMS AND EQUITY INTERESTS

    5.1 CLASS 1. Class 1 Allowed Priority Wage and Benefit Claims shall be paid in cash on the Effective Date up to the amount provided by Section 507(a)(3) and (4) of the Bankruptcy Code.

    5.2 CLASS 2. Class 2 Allowed Priority Tax Claims shall be paid in full in cash on the Effective Date.

    5.3 CLASS 3. Class 3 Allowed Secured Tax Claims shall be paid in full in cash on the Effective Date.

    5.4 CLASS 4. Class 4 Allowed Secured Claims represented by notes made by the Debtor secured by the Indenture shall be satisfied when each holder of an Allowed Class 4 Claim or its designee shall receive payment of a PRO RATA Share of the allocated Net Proceeds of the disposition of the collateral securing the Class 4 Claims pursuant to the following formula:

         (a)  CLASSIFICATION OF ASSETS BY LOT

           (i) LOT ONE ASSETS shall consist of all of the assets of the Debtor related directly or indirectly to the Debtor's Drinking Water Division and shall include the "Excluded Assets" set forth in the Indenture (including all rights to the name "Water Point").

          (ii) LOT TWO ASSETS shall consist of all of the assets owned by the Debtor or the Subsidiary related directly or indirectly to the Debtor's Vended Water Division.

         (iii) LOT THREE ASSETS shall consist of all other assets or rights of the Debtor including liens, claims, licenses, causes of action and other tangible and intangible assets not specifically encompassed in Lots One or Two.

         (b)  DISTRIBUTION OF PROCEEDS BY LOT

           (i) DISTRIBUTION OF PROCEEDS OF LOT ONE ASSETS. The first one million dollars ($1,000,000) in Net Proceeds received from the sale or disposition of Lot One Assets shall be distributed 90% to the Class 4 Claimants and 10% to Class 6 Claimants. All Net Proceeds from the sale of Lot One Assets in excess of one million dollars shall be distributed 95% to the Class 4 Claimants and 5% to the

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         Class 6 Claimants, until the Class 6 Claimants shall have received a total of $150,000 in Net Proceeds from the sale or disposition of Lot One Assets; thereafter, 100% of all Net Proceeds from the sale or disposition of Lot One Assets shall be distributed to the Class 4 Claimants.

          (ii) DISTRIBUTION OF PROCEEDS OF LOT TWO ASSETS. All Net Proceeds from the sale or disposition of Lot Two Assets (except the Assets which are owned by the Subsidiary) shall be distributed to the Class 4 Claimants until the Class 4 Claimants shall have received a total of $700,000; thereafter, all Net Proceeds shall be distributed 75% to the Class 4 Claimants and 25% to the Class 6 Claimants until the Class 6 Claimants shall have received a maximum of $450,000 in Net Proceeds from the sale or distribution of the Lot Two Assets (other than the assets owned by the Subsidiary), at which point any remaining Net Proceeds, other than from Assets owned by the Subsidiary, shall be distributed to the Class 4 Claimants. The Net Proceeds from the sale or disposition of Lot Two Assets owned by the Subsidiary shall be distributed 50% to the Class 6 Claimants and 50% to the Class 4 Claimants.

         (iii) DISTRIBUTION OF PROCEEDS OF LOT THREE ASSETS. The Net Proceeds from the sale or disposition of all Lot Three Assets shall be distributed 50% to the Class 4 Claimants, and 50% to the Class 6 Claimants; PROVIDED, HOWEVER, the Class 4 Claimants shall not receive any distribution from the Net Proceeds of Lot Three Assets on account of any Deficiency Amounts.

Except as provided in Article 5.4(b)(iii) herein, the Deficiency Amount held by Class 4 creditors after payment of the proceeds from the liquidation of Lots One, Two and Three shall become a Class 6 Claim payable in accordance with the treatment proposed for such class. Pursuant to Section 510 of the Bankruptcy Code, all Subordinated Claims shall be subject to the subordination provisions contained in the instruments evidencing such claims and Class 4 Claimants shall retain whatever benefits derived therefrom and shall therefore receive all distributions attributable to Subordinated Claims until Class 4 Claimants receive the full amounts of their Claims. Thereafter, all further payments due to Subordinated Claims shall be paid to the holder thereof.

    5.5 CLASS 5. Class 5 Allowed Secured Claim of Elkay Manufacturing Company shall be paid in full on the Effective Date from the proceeds of the sale of Lot One Assets which secured such Claim.

    5.6 CLASS 5A. Class 5A Allowed Secured Claim of Camp Bowie National Bank in the amount of $2,750 shall be paid in full on the Effective Date from the proceeds of the sale of the Lot One Assets which secured such Claim.

    5.7 CLASS 5B. Class 5B Allowed Secured Claim of Dependable Acceptance Corp. shall be paid in full on the Effective Date from the proceeds of the sale of Lot One Assets which secured such claim.

    5.8 CLASS 5C. Class 5C Allowed Secured Claim of Southern Warehousing and Distributing, Ltd. shall be paid in full on the Effective Date from the proceeds of the sale of Lot Two Assets.

    5.9 CLASS 6. Class 6 Allowed Unsecured Claims. Each holder of an Allowed Unsecured Claim shall receive a PRO RATA Share of the proceeds of all Trust Property after full

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satisfaction or provision for the full satisfaction of all Allowed
Administrative and Priority Claims and Allowed Claims in Classes 1 through 5 (provided however, that Class 4 and Class 5 Claims need be satisfied only to the extent of proceeds available from the liquidation of assets in Lots One, Two and Three described in Article 5.4 above. To the extent that any Class 6 Claim is determined to be a Subordinated Claim, such Claim shall be subordinated in accordance with the provisions of the instruments evidencing such Subordinated Claims and Bankruptcy Code Section 510. Therefore, holders of Class 4 Claims shall receive all distributions attributable to Subordinated Claims in Class 6 until the holders of Class 4 Claims have been paid the full amount of their Claims. Claims representing the Deficiency Amount of Class 4 Claims shall receive PRO RATA Shares in the distributions from the Trust to Class 6 Claims except for the proceeds of the Pooled Assets, which shall be distributed 50% to such Deficiency Amount Claims and 50% to the holders of the remaining Class 6 Claims. In addition, each holder of an Allowed Class 6 Claim (including Class 4 Deficiency Amount Claims) shall receive from the Liquidating Trustee, as nominee holder of the total interests, a PRO RATA share of 37% of the newly issued stock in the Debtor and a PRO RATA share of 40% of the newly issued stock in the Subsidiary. No fractional units will be issued, with all shares to be rounded up or down from 50% of a single share. The total amount of shares to be issued will be determined by Arcady and Halter and the Liquidating Trustee, consistent with the provisions of this Plan. The Liquidating Trustee, as nominee holder during the claims allowance process, may not sell, transfer or hypothecate the shares held as nominee. The Liquidating Trustee may cause the shares in the Debtor and Subsidiary to be distributed to the holders of Allowed Class 6 claims in the same manner as any distribution of cash under the Plan to the holders of Allowed Class 6 claims.

    5.10 CLASS 7. Class 7 Claimants shall be comprised of all Allowed Class 6 Claims in an amount less than $25.00, and all Allowed Class 6 Claims whose holders agree to reduce such Claims to $25.00. Allowed Class 7 Claims shall be satisfied by the payment in cash on the Effective Date of the LESSER OF the Allowed Amount of such claim or $25.00.

    5.11 CLASS 8. Class 8 Equity Interests issued and outstanding at the Effective Date, including all preferred and common shares of the Debtor and of the Subsidiary, will be cancelled as of the Effective Date and receive no distributions under the Plan.

    5.12 CLASS 9. Class 9 Insiders shall receive no distribution on account of any Claims against the Debtor or Subsidiary asserted or held by such Insiders.

                                   ARTICLE VI
                              THE TRUST COMMITTEE

    6.1 APPOINTMENT. By acceptance and upon confirmation of the Plan, and effective upon the Effective Date, the Class 4 and Class 6 creditors of Debtor will appoint the members of the Committee as the Trust Committee to represent the Class 6 creditors in connection with the administration of the Trust. The names of the creditors and their representatives that will comprise the Trust Committee will be as follows:

                            ALAN WINSTEAD, SCM, INC.

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                           JAMES JENSEN, MARKETRONICS

          SIDNEY H. SCHEINBERG, GOLDBERG & ALEXANDER, ATTORNEY-AT-LAW
                      (Representing ACRO Industries, Inc.)

The Committee shall operate pursuant to the provisions of the Trust Agreement. The Trust Committee shall designate Mark E. Golman as trustee of the Trust (the "Liquidating Trustee") to operate the Trust in accordance with the Trust Agreement.

                                  ARTICLE VII
                         LIQUIDATING TRUST ESTABLISHED

    7.1 EFFECTS. The Debtor, the Subsidiary and the Class 4 and Class 6 creditors of the Debtor by this Plan declare and establish the Trust as of the Effective Date, as defined by Treas. Reg. 301.7701-4(d), for the benefit of said unsecured creditors. The Trust is organized for the primary purpose of liquidating and distributing the assets and property of the Debtor and Subsidiary through the Trust (the "Trust Property") in accordance with the provisions of the Plan as promptly as is reasonably possible, with no objective to carry on or conduct a "for profit" trade or business. Upon transfer of the Trust Property to the Trust, the Debtor and Subsidiary shall retain no interest in the Trust Property. Provided, however, any Trust Property subject to the liens of Class 4 creditors distributed to the Trust shall continue to be subject to such liens and the Liquidating Trustee shall disburse to such Class 4 Claimants their allocable share of the Net Proceeds from the sale of any Trust Property under Article 5.4(b) within ten (10) days of the closing of such sale. The Class 4 Claimants shall retain their right to credit bid at any sale of such property as though such sale was being conducted pursuant to Section 363 of the Bankruptcy Code; provided, however, any Class 4 Claimant making a credit bid shall be required to pay cash consideration sufficient to satisfy the interests of non-bidding Class 4 Claimants and Class 6 Claimants pursuant to Article 5.4.

                                  ARTICLE VIII
              ACCEPTANCE OR REJECTION OF PLAN; EFFECT OF REJECTION BY ONE OR MORE CLASSES OF CLAIMS OR EQUITY INTERESTS

    8.1 CLASSES ENTITLED TO VOTE. Each Class of Claims or Equity Interests that is Impaired shall be entitled to vote separately to accept or reject the Plan. Any unimpaired class of Claims or Equity Interests shall be deemed to have accepted the Plan and shall not be entitled to vote to accept or reject the Plan. Class 4, Class 6, Class 8 and Class 9 are impaired under the Plan. Class 8 and Class 9 receive no distributions under the Plan and are deemed to have rejected the Plan. Accordingly, Class 8 and Class 9 Claims will not be solicited to vote on the Plan.

    8.2 CLASS ACCEPTANCE REQUIREMENT. A class of Claims shall have accepted the Plan if it is accepted by at least two-thirds (2/3) in amount and more than one-half (1/2) in number of the Allowed Claims of such class that have voted on the Plan. A class of Equity Interests shall have

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accepted the Plan if it is accepted by at least two thirds (2/3) of the
Allowed Equity Interests of such class that have voted on the Plan.
    8.3 ERROR IN CLASSIFICATION. In the event that it shall be determined that this Plan has made any error in placing a particular creditor or group of creditors in one class rather than in another, then that shall not prevent the Committee and the Bankruptcy Trustee from seeking confirmation of the Plan with the membership of the Classes realigned as determined to be proper by the Bankruptcy Court.
    8.4 CRAMDOWN. In the event any impaired class of Claims or Equity Interests fails to accept the Plan in accordance with Section 1129(a) of the Bankruptcy Code, the Bankruptcy Trustee and the Committee will request that the Bankruptcy Court confirm the Plan in accordance with Section 1129(b) of the Bankruptcy Code.
    8.5 WITHDRAWAL. The Committee and the Bankruptcy Trustee reserve the right at any time to withdraw the Plan from consideration by the Court and creditors.

                                      ARTICLE IX
                           MEANS FOR IMPLEMENTATION OF PLAN

    9.1 CONTINUED CORPORATE EXISTENCE AND FUTURE CORPORATE GOVERNANCE. The Debtor shall continue in existence in accordance with the laws of the State of Texas and pursuant to the charter and bylaws in effect prior to the Effective Date as specifically modified by this Plan and as authorized to be modified hereinafter. On or immediately following the Effective Date, Debtor's articles of incorporation will be amended to effectuate the Plan. Specifically, confirmation of the Plan will constitute unanimous consent of the post-confirmation shareholders of the Subsidiary to the amendment and restatement of the Debtor's Articles of Incorporation to increase the number of common and preferred shares authorized to 40,000,000 in anticipation of a reverse merger transaction. The Subsidiary shall continue in existence in accordance with the laws of Texas and pursuant to its articles of incorporation and by-laws in affect prior to the Effective Date, except as specifically modified by this Plan in accordance with Article 9.14 of the Texas Business Corporations Act and as authorized to be modified hereinafter. Specifically, confirmation of the Plan will constitute unanimous consent of the post-confirmation shareholders to the amendment and restatement of its Articles of Incorporation to effectuate the Plan. On or immediately following the Effective Date, the Subsidiary's Articles of Incorporation will be amended to increase the number of common and preferred shares authorized to 40,000,000 and 10,000,000, respectively, in anticipation of a reverse merger transaction. The authorized changes will be executed by the Debtor's and the Subsidiary's successor officers and directors and acknowledged by the Liquidating or Bankruptcy Trustee. The proposed Amended and Restated Articles of Incorporation will be filed with the Court and made available through the Bankruptcy Trustee on or before the earlier of seven (7) days prior to the ballot deadline or the tenth (10th) day prior to the confirmation hearing. The shares distributed to Arcady and Halter are subject to being non transferable, absent registration, due to the application of Bankruptcy Code Section 1145(b)(1)(A). This Plan will not make any attempt to discern or influence any such decision by any applicable government agency. The determination of same shall be the responsibility of Arcady and Halter respectively. All matters of corporate governance of either the Debtor or the

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Subsidiary will be controlled by their respective articles of incorporation and by laws, as modified or authorized to be modified by this Plan. No changes in the articles of incorporation or the by laws of either the Debtor or the Subsidiary, except the authorized changes, may be made without the approval of 67% of the shares issued and outstanding, including the approval of anticipated reverse mergers by the Debtor and by the Subsidiary respectively. Said 67% requirement is defined to exclude any shares acquired or proxies secured by Arcady or Halter in the respective entities. Regardless of the total percentage of shares owned or proxies held, Arcady and Halter's vote in such an instance shall never account for more than 60% of the 67% required. The restrictions herein shall be removed upon the completion of an authorized reverse merger or acquisition, as necessary, to meet the requirements of the reverse merger or acquisition, without further requirement to secure any authority from the shareholders of the Debtor or the Subsidiary. SOLELY AS TO THE DEBTOR: a) during the first six (6) months after the Effective Date of the Plan, Arcady and its parent Arcady Capital, Inc. shall spend at least 35% of their business efforts in connection with securing a reverse merger target and thereafter at least 25% of their business efforts until a merger or acquisition is completed;
b) the above restriction as to the calculation of the 67% of the issued and outstanding shares for the purpose of corporate governance pre merger or acquisition shall lapse on the first anniversary date of the Effective Date; c) Arcady or other shareholders may provide or cause to be provided up to $500,000 in additional capital through either debt or equity in order to facilitate the merger or acquisition. If such funds are provided as debt, the terms and conditions shall be consistent with similar credit in the marketplace, whether or not such credit would be available to the reorganized Debtor. If funds are provided as additional equity by Arcady or any other shareholder, each additional share purchased by Arcady shall be at a price not less than the original price paid by Arcady; and d) if within one year of the Effective Date Arcady has not secured a merger or acquisition that will enable the shares held by the Allowed Class 6 Claimants to be traded on a public market, then the Allowed Class 6 Claimants may put up to 75% of the shares owned by each such shareholder to Arcady at a purchase price to be determined pursuant to the ratio of $1,000/1% of stock outstanding. SOLELY AS TO THE SUBSIDIARY: Halter shall have one year to complete the reverse merger or acquisition and, if such a transaction is not closed within 12 months of the Effective Date, then Halter agrees to sell all of its shares in the reorganized Subsidiary to the Trust for the sum of $100.
    9.2 VESTING OF ASSETS. Upon the Effective Date, the Assets, consisting of all rights and property of the Debtor and Subsidiary and each and every claim or cause of action that was asserted or could have been asserted by the Debtor or Subsidiary against any party, under the Bankruptcy Code or otherwise, including causes of action maintainable under Sections 542 through 553 of the Bankruptcy Code, shall vest in the Trust and become Trust Property, free and clear of all Claims and Equity Interests, except as specifically provided in this Plan. The 37% of the shares of the reorganized Debtor and the 40% of the shares in the reorganized Subsidiary shall vest in the Trust as the nominee holder of those shares for holders of Allowed Class 6 Claims. Upon the resolution of any dispute regarding the entitlement of any party to funds or property escrowed or deposited under this Plan, the available funds or property not awarded pursuant to such Claims shall revert to and vest in the Trust, and thereafter be Trust Property. Upon the Effective Date, the Trust, through the Liquidating Trustee, shall be deemed the successor to the


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Debtor and substituted as a party to all contracts, agreements, contested matters, adversary proceedings and lawsuits involving the Assets pending as of the Effective Date. To the extent necessary, the Liquidating Trustee will be appointed as a representative of the estate under Section 1123 (b)(3)(B). However, other than the agreement with Class 4 Claimants, stipulations by or judgments or findings against the Debtor or Subsidiary that were not, pursuant to applicable law or terms of any such stipulation, finding or judgment, binding upon the Bankruptcy Trustee and Committee prior to the Effective Date shall not be binding against the Liquidating Trustee.
    9.3 ASSUMPTION OF LIABILITIES. The liability for and obligation to make the distributions required under the Plan shall be assumed by the Trust, through the Liquidating Trustee, who shall have the obligation to make all distributions of Trust Property to be made under this Plan subsequent to the Effective Date.
    9.4 POST-EFFECTIVE DATE PAYMENTS MADE BY THE LIQUIDATING TRUSTEE. The cash payments, escrows and deposits to be made under the Plan shall be made by the Bankruptcy Trustee prior to the Effective Date and by the Liquidating Trustee after the Effective Date, except as otherwise provided in this Plan.
    9.5 TREATMENT OF CLAIMS BY THE DEBTOR AGAINST AFFILIATES AND INSIDERS. Subsequent to the Effective Date all claims or causes of action the Debtor may have against any Insider shall be preserved for and vest in the Trust except for any claim Debtor may have against the Subsidiary or any claim the Subsidiary may have against the Debtor, which shall be cancelled.
    9.6 PLAN DOCUMENTS. On or before the hearing on confirmation of the Plan, the Bankruptcy Trustee and Committee shall file with the Bankruptcy Court the Trust Agreement and such other agreements, indentures, and other documents as may be necessary or appropriate to effectuate the terms and conditions of the Plan.
    9.7 MANDATORY LIQUIDATION OF REMAINING ASSETS. Unless otherwise determined by agreement of the Liquidating Trustee and a majority in interest of Class 4 Claimants, the Liquidating Trustee will sell (i) all unsold vending machines at public auction to be held no later than November 16, 1995; and (ii) all other tangible property owned by the Trust at public auction not later than December 12, 1995. Such public auctions, if held, will be conducted in accordance with the same procedures approved by the Court for the sale of the Debtor's Drinking Water division. However, the Liquidating Trustee, with the concurrence of a majority in interest of Class 4 Claimants, may modify these procedures if he determines such modifications to be in the best interests of the creditors.

                                      ARTICLE X
                          PROVISIONS GOVERNING DISTRIBUTIONS

    10.1 DATE OF DISTRIBUTIONS. Any distributions and deliveries to be made under the Plan (except those to be made under Article 10.2 hereof) shall be made by the Bankruptcy Trustee or Liquidating Trustee, except as otherwise provided for herein, or as may be ordered by the Court.
    10.2 PRO RATA SHARE DISTRIBUTIONS AND LITIGATION RESERVES. The PRO RATA Share of any cash or assets to be distributed to or for the benefit of the holder of an Allowed Claim in any class of Claims under the Plan shall be distributed as provided in the Plan. Interim distributions


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may be made by the Liquidating Trustee.  If and when Contested Claims in any class become Disallowed Claims, the PRO RATA Share to which each holder of an Allowed Claim in such class is entitled shall increase commensurately. Accordingly, the Liquidating Trustee, with the approval and at the direction of the Trust Committee, shall have the right (but not the obligation) to make or direct the making of interim and subsequent interim distributions to the holders of Allowed Claims in such class in order to reflect any increases in the PRO RATA Share. Similarly, on a periodic basis, the Liquidating Trustee, with the approval and at the direction of the Trust Committee, shall distribute PRO RATA Shares of shares retained for Contested Claims to the holders of Claims that were Contested Claims on the Effective Date, as they become Allowed Claims. In any event, as soon as practicable after all Contested Claims in any class receiving PRO RATA Shares have become either Allowed Claims or Disallowed Claims, a final distribution shall be made to the holders of Allowed Claims in such class in order to account for any final adjustment in the PRO RATA Share of such holders. Except as provided in
Article 7.1 hereof, the Liquidating Trustee shall have discretion to retain funds in the Trust necessary to cover expenses of administering the trust, unless the Trust Committee otherwise directs that all such funds be distributed to creditors.
    10.3 MEANS OF CASH PAYMENT. Cash payments made pursuant to the Plan shall be in United States funds, by check drawn on a domestic bank or by wire transfer from a domestic bank.
    10.4 DELIVERY OF DISTRIBUTIONS. Distributions and deliveries to holders of Allowed Claims shall be made at the addresses set forth on the proofs of Claim filed by such holders (or at the last known addresses of such holders if no proof of Claim is filed or if the Liquidating Trustee has been notified of a change of address). If any holder's distribution is returned as undeliverable, no further distributions to such holder shall be made unless and until the Liquidating Trustee is notified of such holder's then current address, at which time all missed distributions shall be made to such holder without interest.
All Claims for undeliverable distributions shall be made on or before the first anniversary of the Effective Date. After such date, all unclaimed property shall be distributed to other holders of Claims in accordance with the terms of this Plan, and the Claim of any holder with respect to such property shall be discharged and forever barred.
    10.5 TIME BAR TO CASH PAYMENTS. Checks issued by the Liquidating Trustee in respect of Allowed Claims shall be null and void if not cashed within ninety days of the date of issuance thereof. Requests for reissuance of any check shall be made directly to the Liquidating Trustee by the holder of the Allowed Claim with respect to which such check originally was issued. Any such request for reissuance of a check shall be made on or before the later of the first anniversary of the Effective Date or ninety days after the date of issuance of such check whichever is later. After such date, all Claims in respect of void checks shall be discharged and forever barred.
    10.6 DISTRIBUTION OF SHARES OF THE DEBTOR AND SUBSIDIARY. Shares of stock in the reorganized Debtor and the reorganized Subsidiary shall be disbursed once all Class 6 Claims are determined to be Allowed or disallowed. The Liquidating Trustee shall hold the newly issued shares of the Debtor and newly issued shares of the Subsidiary, as nominee holder, until such distribution. The Liquidating Trustee may make interim distributions of stock of the Debtor and the Subsidiary in the same manner and with the same safeguards as set forth above for the


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distribution of cash set forth in the Plan.  Any distribution required herein will be made by the Liquidating Trustee tendering the appropriate shares in the Debtor and Subsidiary to the presidents of the Debtor and the Subsidiary by letter requesting the issuance of shares to the persons or entities set forth in the letter.
    10.7 PRE-REVERSE MERGER SHAREHOLDER REQUIREMENTS. Under Section 1145(d) of the Code, the issuance of shares pursuant to this Plan in both the Debtor and Subsidiary constitutes a public offering. There are, therefore, no statutory restrictions on the free transferability of the shares received. However, there is no established market for the shares of either the Debtor or the Subsidiary. Nonetheless, to assure the value of the Debtor and the Subsidiary post-confirmation, there will be restrictions on the transferability of the shares in the Debtor and the Subsidiary, to prevent the number of holders of twenty (20) or more shares in the Debtor and the Subsidiary falling below 300. There can be trading of the shares of the Debtor, so long as the number of shareholders holding twenty (20) or more shares in the Debtor does not decline below 300. There can be trading of the shares of the Subsidiary so long as the number of shareholders holding twenty
(20) or more shares in the Subsidiary does not decline below 300. All intended trades must be reported to the Liquidating Trustee and the president of the Debtor or Subsidiary as the case may be, prior to any contemplated transfer. Any transfer made without compliance with this provision will be void. This shareholder requirement as to the Debtor will be deemed extinguished upon its completion of the reverse merger or acquisition contemplated herein. This shareholder requirement as to the Subsidiary will be deemed extinguished upon its completion of the reverse merger or acquisition contemplated herein.

                                      ARTICLE XI
                                TREATMENT OF EXECUTORY
                            CONTRACTS AND UNEXPIRED LEASES

    11.1 REJECTED IF NOT ASSUMED. The Plan constitutes and incorporates a motion to reject all pre-petition executory contracts and unexpired leases to which the Debtor or the Subsidiary is a party, or which may otherwise involve or require executory undertakings on behalf of the Debtor or the Subsidiary, except for a contract or lease that (a) has been previously assumed or rejected pursuant to Final Order of the Court, or (b) is specifically designated as to be assumed under this Plan and assigned to the Trust in the order confirming the Plan ("Assumed Contracts"). The Indenture, as modified by this Plan, shall be assumed by the Debtor and assigned to the Trust, but the Trust shall have no obligation to cure any defaults thereunder or abide by any covenants thereof after confirmation other than as provided in the Plan.
    11.2 DISPUTES. Upon the Effective Date, the Trust shall pay any undisputed monetary amounts necessary to cure any defaults by the Debtor or the Subsidiary under any of the executory contracts being assumed and assigned to the Trust pursuant to the preceding subsection of this Plan. The Court shall resolve disputes, if any, relating to cure amounts. Except for Claims for payment of cure amounts, the parties to the Assumed Contracts shall have no Claim against the Trust or the Liquidating Trustee relating to those contracts except rejection damage claims.
    11.3 BAR TO REJECTION DAMAGES. If the rejection of an executory contract or unexpired lease by the Debtor or the Subsidiary results in damages to the other party or parties to such


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contract or lease, a Claim for such damages shall be forever barred and shall not be enforceable against the Debtor or the Subsidiary, the Trust, the Liquidating Trustee or their properties, whether by way of setoff, recoupment, or otherwise unless a proof of Claim is filed with the Court and served upon counsel for the Bankruptcy Trustee and the Committee or the Liquidating Trustee, by the earlier of (i) thirty (30) days after the Effective Date, or (ii) sixty (60) days after entry of an order rejecting a contract pursuant to a motion to reject such contract filed by the Debtor or Subsidiary.
    11.4 INDEMNIFICATION OBLIGATIONS. Any obligation of the Debtor or Subsidiary to indemnify or defend the Debtor's present or former directors, officers, agents, or partners pursuant to charter, bylaws, and/or applicable state law shall be deemed to be, and shall be treated as though they are, executory contracts that are specifically rejected under this Plan, and no such obligation shall survive confirmation of the Plan.

                                     ARTICLE XII
                               PROCEDURES FOR RESOLVING
                            AND TREATING CONTESTED CLAIMS

    12.1 OBJECTION DEADLINE. As soon as practicable, but in no event later than ninety (90) days after (1) the Effective Date (with respect to Claims filed prior to the Effective Date), or (2) the filing or amendment of the Claim (with respect to Claims filed or amended after the Effective Date), unless otherwise ordered by the Court, objections to Claims shall be filed with the Court and served upon the holders of each of the Claims to which objections are made. If an objection to a Claim is timely filed by a party in interest, a subsequent amendment to the objection will also be deemed timely, even if filed subsequent to the deadline for filing the original Claim objection, and even if the amendment raises facts or legal theories not raised in original Claim objection.
    12.2 PROSECUTION OF OBJECTIONS. After the Effective Date, the Liquidating Trustee has authority (upon approval and direction of Trust Committee) to (1) file, litigate to final judgment, settle, or withdraw objections to Claims, (2) to file proofs of Claim on behalf of creditors who do not file claims within the period set for doing so pursuant to Bankruptcy Rule 3004, and (3) litigate to final judgment, settle, or withdraw objections to claims filed pursuant to Bankruptcy Rule 3004.
    12.3 NO DISTRIBUTIONS PENDING ALLOWANCE. No payments or distributions shall be made with respect to any Claim to the extent all or some portion of it is a Contested Claim unless and until all objections to such Claim are waived and such Claim becomes an Allowed Claim.
    12.4 ESCROW OF ALLOCATED DISTRIBUTIONS. The Debtor and Subsidiary (prior to the Effective Date) and the Liquidating Trustee (subsequent to the Effective
Date) shall withhold from the property to be distributed under the Plan, and shall place in escrow the PRO RATA Share, which shall be an amount sufficient to be distributed on account of Claims that are Contested Claims as of the Effective Date. The Debtor and Subsidiary (prior to the Effective Date) and the Liquidating Trustee (subsequent to the Effective Date) also shall place in escrow any dividends, payments, or other distributions made on account of, as well as any obligations arising from, the property withheld pursuant hereto, to the extent that such property continues to be withheld at the time such distributions are made or such obligations arise. If practicable, any cash
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in a manner that will yield a reasonable net return, taking into account the safety of the investment. As to any individual Contested Claim, upon a request for estimation, the Court shall determine what amount is sufficient to withhold. The Debtor and Subsidiary (prior to the Effective Date) and the Liquidating Trustee (subsequent to the Effective Date) may also make an application to the Court for an order estimating Claims, which will estimate the aggregate amount of Contested Claims (or purposes of calculating distributions to the holders of Allowed Claims in the various classes or creditors.
    12.5  DISTRIBUTIONS IN RELIANCE ON NO STAY PENDING APPEAL BEING OBTAINED.
In the event the Court enters an order estimating all Contested Claims or specifically estimating any given Contested Claim, or in the event a Contested Claim is Disallowed by order or judgment of the Bankruptcy Court, the Liquidating Trustee shall be entitled to distribute Trust Property, including property or funds withheld on account of such Contested Claim, without allowance for such Disallowed Claims, or, with respect to estimated Claims, based on the amount at which such Contested Claims have been estimated, so long as the holder of any Contested Claim affected does not obtain a stay, from a court of competent jurisdiction, of distributions of property without provision for the contested or Disallowed portion of such holder's Claim. In the event, however, a Contested Claim that has been Disallowed or estimated subsequently becomes an Allowed Claim, by Final Order of the Court or any other court having jurisdiction over the controversy, in an amount greater than previously estimated or allowed by the Court, the Liquidating Trustee shall make further distributions of Trust Property so as to equalize distributions for such Allowed Claim, vis-a-vis other Claims (e.g., (1) if the Allowed Claim is entitled to priority in distribution it will be paid in its Allowed amount before subsequent distributions to holders of Claims of a lower priority are made; (2) if the Allowed Claim is entitled to a PRO RATA Share, the holder will receive priority distributions equalizing the treatment of the Claim with the treatment of Claims entitled to the same PRO RATA Share). To the extent Trust Property or funds are insufficient to equalize the treatment of Contested Claims that are subsequently allowed in amounts greater than originally allowed or estimated, the holder of such Claims will have no recourse or rights against the Trust, the Liquidating Trustee, the Trust Committee, or their members or representatives.

                                     ARTICLE XIII
                                   OTHER PROVISIONS

    13.1 BANKRUPTCY TRUSTEE AND COMMITTEE DISCHARGE AND RELEASE. The positions of the Committee and the Bankruptcy Trustee shall terminate and its members and their professional representatives shall be discharged from all further duty in the Chapter 11 case upon the Effective Date and the formation of the Trust Committee, as a successor to the Committee, pursuant to Article VI of this Plan. The Liquidating Trustee shall be substituted as a party for the Bankruptcy Trustee or the Committee in all proceedings in which the Bankruptcy Trustee or the Committee is a party on the Effective Date. On the Effective Date, the Bankruptcy Trustee, Committee members and their legal representatives shall be released and discharged from any claim or cause of action arising from or relating to any such parties' service on the Committee, or any action taken or not taken by the Committee or the Bankruptcy Trustee, except with respect to claims or causes of action involving willful misconduct.

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    13.2  SETOFFS.  Subject to the limitations provided in Section 553 of the
Code, the Liquidating Trustee may, but shall not be required to, setoff against any Claim and the payments or other distributions to be made pursuant to the Plan in respect of such Claim, claims of any nature whatsoever that the Debtor or the Trust may have against the holder of such Claim. However, neither the failure to setoff nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtor or Trust of any such claim that the Debtor or Trust may have against the holder.
    13.3 POST-CONFIRMATION FEES OF PROFESSIONALS. Subject specifically to the provisions of Article VI hereof, fees to the Liquidating Trustee or fees to professionals retained by the Liquidating Trustee may be paid in the ordinary course of business without resort to or approval of the Court if no objection thereto is made within fifteen (15) days of the giving of notice of the proposed fees to the Trust Committee and any other party in interest filing a specific request with the Liquidating Trustee for notice. Any objection to the payment of fees to the Liquidating Trustee or to professionals shall be specific as to the amount or items of the particular expenditure to which an objection is made. In the event of an objection, the Liquidating Trustee may, but shall not be required to, seek approval of payment of the fees from the Court. The Liquidating Trustee shall be authorized to retain adequate reserves for the payment of any outstanding or anticipated expenses prior to making distributions to creditors pursuant to this Plan.
    13.4 DISCHARGE OF DEBTOR AND THE SUBSIDIARY. The confirmation of this Plan shall operate to discharge the Debtor and Subsidiary from any and all liabilities that arose before the Effective Date. The consideration distributed under this Plan and the Trust shall be in exchange for and in complete satisfaction, discharge, and release of all Claims of any nature whatsoever against the Assets of the Debtor or Subsidiary, including but not limited to demands and liabilities that arose before the Effective Date, and all debts of the kind specified under the Bankruptcy Code, including in Sections 502(g), 502(h), 502(i), 503 or 507 of the Bankruptcy Code, whether or not (a) a proof of Claim based upon such debt is filed or deemed filed under Section 501 of the Bankruptcy Code; (b) a Claim based upon such debt is allowed under Section 502 of the Bankruptcy Code; or (c) the holder of a Claim based upon such debt has accepted the Plan. The order confirming the Plan shall be a judicial determination that no recourse may be had by any party on account of any Claim against the Bankruptcy Trustee, the Liquidating Trustee, the Trust, the Trust Committee, the Assets, the Trust Property, the Debtor or the Subsidiary, except as provided herein. The order confirming the Plan shall operate as a permanent injunction against the prosecution of any action against the Assets, the Trust Property, the Debtor or the Subsidiary on account of any Claim against the Debtor or the Subsidiary.
    13.5 SURRENDER OF INSTRUMENTS AND RELEASE OF LIENS. Each creditor who is to receive distributions under the Plan in complete satisfaction of any Secured Claims shall not receive such distributions until such Creditor executes a release of such lien(s) (in recordable form if appropriate) relating to the assets which give rise to the distribution and delivers the same to the Bankruptcy Trustee or Liquidating Trustee. Notwithstanding the foregoing, all Class 4 creditors shall retain their liens and rights under the Indenture, including the right to credit bid, unless and until all collateral securing such claims has been liquidated.
    13.6 ADMINISTRATIVE EXPENSES AND PRIORITY CLAIMS. All administrative or Class 1 priority claims, excluding fees of the Bankruptcy Trustee, allowed by the Court pursuant to the


FIRST AMENDED JOINT PLAN OF REORGANIZATION FILED BY THE OFFICIAL COMMITTEE OF UNSECURED CREDITORS AND MARK E. GOLMAN, CHAPTER 11 TRUSTEE-Page 19

Bankruptcy Code shall be paid in full from (i) the funds borrowed by the Debtor from Arcady and Halter, (ii) the funds borrowed by the Subsidiary from Halter, and (iii) funds allocable to Class 6 Claims pursuant to Article 5.4 of the Plan, upon entry of a final order confirming the Plan or approving such expense, whichever is later, unless the holder of such claim otherwise agrees in writing. Notwithstanding the foregoing, the administrative claim of Arcady shall be satisfied by the distribution to Arcady of 60% of the newly issued stock in the reorganized Debtor, and the administrative claim of Halter shall be satisfied by the distribution to Halter of 60% of the newly issued stock in the Subsidiary and the contribution of $10,000 to the capital of the reorganized Subsidiary.

                                     ARTICLE XIV
                              RETENTION OF JURISDICTION

    14.1 CONTINUING JURISDICTION. The Court shall retain and have exclusive jurisdiction over the Trust for the following purposes:
         (a) To determine any and all objections to the allowance of Claims or Interests except as otherwise provided herein;
         (b) To determine the Allowed Amount of any claim for the purpose of payment or other treatment under the Plan.
         (c) To determine any assertion of tax liability against the Trust or the Trust Property which may be asserted and based in whole or in part upon any occurrence or action taking place after the Petition Date.
         (d) To determine any and all applications for allowances of compensation and reimbursement of expenses and any other fees and expenses authorized to be paid or reimbursed under the Bankruptcy Code, contracts with secured creditors or the Plan;
         (e) To determine any applications or motions for the rejection, assumption, or assumption and assignment of any executory contract and to hear and determine, and if need be, to liquidate any and all Claims arising therefrom;
         (f) To determine any and all applications, adversary proceedings, and contested matters that may be pending on the Effective Date;
         (g) To consider any modification of this Plan, remedy any defect or omission or reconcile any inconsistency in any order of the Court, to the extent authorized by the Court;
         (h) To determine all controversies, suits and disputes that may arise in connection with the interpretation, enforcement or consummation of the Plan, including the sale of assets, or that may involve or affect the value of assets of the Debtor or Subsidiary administered by the Plan;
         (i) To consider and act on the compromise and settlement of any claim against or cause of action by or against the Debtor or Subsidiary or any other matter arising under or in connection with the Plan, if requested by the Debtor or Subsidiary;
         (j) To issue such orders in aid of execution of the Plan to the extent authorized by Section 1142 of the Bankruptcy Code; and
         (k) To determine such other matters as may be set forth in any order or orders confirming the Plan or which may arise in connection with the Plan.


FIRST AMENDED JOINT PLAN OF REORGANIZATION FILED BY THE OFFICIAL COMMITTEE OF UNSECURED CREDITORS AND MARK E. GOLMAN, CHAPTER 11 TRUSTEE-Page 20

    The provision for the retention of jurisdiction by the Bankruptcy Court under this Article XIV shall not be deemed to in any way limit or restrict the authority expressly granted to the Debtor by this Plan or by applicable law, but shall be in aid of the powers of the Debtor.

                                      ARTICLE XV
                               MODIFICATION OF THE PLAN

    15.1 PRE-CONFIRMATION. The Committee or Bankruptcy Trustee may propose amendments or modifications of this Plan at any time prior to the Effective Date.
    15.2 POST-CONFIRMATION. After the Effective Date, the Committee or Bankruptcy Trustee or Liquidating Trustee may, with approval of the Court, modify the Plan as to any class, even though such modification materially affects the rights of the Creditors or Interest Holders in such class; provided, however, that any material modifications must be accepted as to classes of impaired Creditors by at least sixty-six and two-thirds percent (66-2/3%) in amount of Allowed Claims voting in each such class and provided further that additional disclosure material needed to support such material modifications (i) shall be approved by the Court in the manner consistent with Section 1125 of the Bankruptcy Code and Rule 3017 of the Rules of Bankruptcy Procedure or (ii) shall previously have been held to be unnecessary and dispensed with by order of the Court. After the Effective Date, the Committee or the Liquidating Trustee may remedy a default or omission, or reconcile any inconsistencies in the Plan, or in the Confirmation Order in a manner consistent with the intentions of the Plan, with approval of the Court with or without notice and a hearing, provided that the remedy does not materially affect the interest of the Creditors or the Interest Holders.

THE OFFICIAL COMMITTEE OF UNSECURED
CREDITORS OF WATER POINT SYSTEMS, INC.

    /S/ JAMES R. JENSEN
----------------------------------------------
By: JAMES R. JENSEN, Chairman

STOREY ARMSTRONG STEGER & MARTIN,
A PROFESSIONAL CORPORATION

By:  /S/ MARK E. GOLMAN
    ------------------------------------------
    Mark E. Golman
    State Bar No. 08113200

4600 Fountain Place
1445 Ross Avenue
Dallas, Texas  75202-2782
Telephone: (214) 855-6800
Facsimile: (214) 855-6853


FIRST AMENDED JOINT PLAN OF REORGANIZATION FILED BY THE OFFICIAL COMMITTEE OF UNSECURED CREDITORS AND MARK E. GOLMAN, CHAPTER 11 TRUSTEE-Page 21

CHAPTER 11 TRUSTEE OF WATER POINT SYSTEMS,
THE SOLE SHAREHOLDER OF WATER POINT
MANUFACTURING CORP.

JENKENS & GILCHRIST,
A PROFESSIONAL CORPORATION

By:  /S/ J. SCOTT ROSE
    --------------------------------------------------
    J. Scott Rose
    State Bar No. 17252800

1445 Ross Avenue, Suite 3200
Dallas, Texas  75202-2799
Telephone:    (214) 855-4500
Telecopy:     (214) 855-4300

COUNSEL FOR THE OFFICIAL COMMITTEE
OF UNSECURED CREDITORS OF WATER
POINT SYSTEMS, INC.












FIRST AMENDED JOINT PLAN OF REORGANIZATION FILED BY THE OFFICIAL COMMITTEE OF UNSECURED CREDITORS AND MARK E. GOLMAN, CHAPTER 11 TRUSTEE-Page 22

Mark E. Golman
State Bar No. 08113200
STOREY ARMSTRONG STEGER & MARTIN
4500 Fountain Place
1445 Ross Avenue
Dallas, Texas  75202-2782
Telephone: (214) 855-6800
Facsimile: (214) 855-6853

LIQUIDATING TRUSTEE

J. Scott Rose
State Bar No. 17252800
JENKENS & GILCHRIST,
A Professional Corporation
1445 Ross Avenue, Suite 3200
Dallas, Texas  75202-2799
Telephone:  (214) 855-4500
Telecopy:   (214) 855-4300

ATTORNEYS FOR THE TRUST COMMITTEE

                        IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE NORTHERN DISTRICT OF TEXAS
                                   DALLAS DIVISION

IN RE:

WATER POINT SYSTEMS, INC.,                            CASE NO. 395-31514-RCM-11

                                                      (Jointly Administered)
    DEBTOR.


WATER POINT MANUFACTURING, INC.                       CASE NO. 395-33959-HCA-11
                                                      (Jointly Administered)

    DEBTOR.


                MOTION FOR APPROVAL OF POST CONFIRMATION MODIFICATIONS
                  TO THE FIRST AMENDED JOINT PLAN OF REORGANIZATION
               FILED BY THE TRUST COMMITTEE AND THE LIQUIDATING TRUSTEE

TO THE HONORABLE BANKRUPTCY JUDGE ROBERT C. MCGUIRE:

    The Trust Committee of the Liquidating Trust for Water Point Systems, Inc. and Water Point Manufacturing Inc., and the Liquidating Trustee of the Liquidating Trust of Water Point Systems, Inc. and Water Point Manufacturing, Inc., (hereinafter the "Movants") file this their Motion for Approval of Post Confirmation Modifications to the First Amended Joint Plan of Reorganization and would respectfully show the Court as follows:
    1. The First Amended Joint Plan of Reorganization (the "Plan") was confirmed by order of this Court entered on October 10, 1995.
    2. Since that date, the Liquidating Trustee has been going through the process of determining the amount of claims of the unsecured creditors in this case as well as other case administrative actions. The Liquidating Trustee has distributed funds under the Plan to date, although substantial litigation remains in the estate and further distribution is anticipated. The Liquidating Trustee has not substantially consummated the Plan as defined in Section 1101(2) of the Code.
    3. Pursuant to Section 15.2 of the Plan, the Movants may seek to modify the Plan after confirmation. The provisions of the Plan are effectively a recitation of the requirements of Section 1127 of the Code.
    4. The proposed changes to the Plan are attached hereto as Exhibit "1".
The changes are partially clerical in nature, specifically the repetition of the same requirements as to corporate governance as to the Debtor and the Subsidiary that were missed when the Plan was confirmed. The remaining portions involve clarifying the requirements that a reverse merger, as to the Subsidiary, must occur within one year and to clarify that the effect of securing and completing a reverse merger in such time frame will meet the requirements of Section 1141
(d)(3) and enable the reorganized subsidiary to secure the referenced discharge under that section. The effect of the provision is also to make it impossible for there to be a subsequent attempt to sell that shell to another entity and have such shell discharged from its liabilities. This change is in accord with the proscriptions that the SEC pushed when the Code was adopted in 1978 as to the creation of public shells without any definite requirement that there be a continuity of business, so as to prevent the trafficking in public shells. The restriction of 12 months to consummate the Plan to meet the discharge requirement is a reasonable restriction, especially when coupled with the shareholder trading restrictions and creditor/shareholder approval of the merger partner contained in the Plan as confirmed.
    5. The Liquidating Trustee asserts that the changes herein are necessary to the viability of the reverse merger option set forth in the Plan as to the Subsidiary. No reverse merger partner will want to merge with the Reorganized Subsidiary unless there is an assurance that there is a discharge of that entity's indebtedness.
    6. The Liquidating Trustee asserts that the modifications set forth do not materially affect any payment made to any creditor in this case, but in fact enhances the value of the shares provided to be disbursed pursuant to the Plan by providing more certainty to the reverse merger or acquisition partner that there will be a discharge under Section 1141 of the Code that meets the SEC requirements. The Liquidating Trustee requests that this modification not be required to have additional disclosure under Section 1125 of the Code.

MOTION FOR APPROVAL OF POST CONFIRMATION MODIFICATIONS
TO THE FIRST AMENDED JOINT PLAN OF REORGANIZATION                         PAGE-2

    WHEREFORE PREMISES CONSIDERED, the Movants pray that this Court after notice and hearing to all creditors in this case, find that just cause exists to allow the modification of the Plan as set forth in the attached modifications, that such modifications do not materially affect any class that accepted the Plan, that the modifications do not cause the Plan as modified to fail to meet the requirements of Section 1122 and 1123 of the Code and that no additional disclosure is required under Section 1125 of the Code and for such other and further relief to which Movants may show themselves justly entitled at law or in equity.

                             Respectfully submitted,
                             THE LIQUIDATING TRUSTEE FOR THE LIQUIDATING TRUST FOR WATER POINT SYSTEMS, INC. AND WATER POINT MANUFACTURING, CORP.

                                  /s/ Mark E. Golman
                             ----------------------------
                                  Mark E. Golman
                                  State Bar No. 08113200

                             STOREY ARMSTRONG STEGER & MARTIN
                             4500 Fountain Place
                             1445 Ross Avenue
                             Dallas, Texas  75202-2782
                             Telephone: (214) 855-6800
                             Facsimile: (214) 855-6853

                             JENKENS & GILCHRIST,
                             A PROFESSIONAL CORPORATION

                             By:    /s/ J. Scott Rose
                                 ------------------------
                                  J. Scott Rose
                                  State Bar No. 17252800

                             1445 Ross Avenue, Suite 3200
                             Dallas, Texas  75202-2799
                             Telephone: (214) 855-4500
                             Telecopy:  (214) 855-43001

                             COUNSEL FOR THE TRUST COMMITTEE FOR THE
                             LIQUIDATING TRUST FOR WATER POINT SYSTEMS, INC. AND WATER POINT MANUFACTURING, CORP.

MOTION FOR APPROVAL OF POST CONFIRMATION MODIFICATIONS
TO THE FIRST AMENDED JOINT PLAN OF REORGANIZATION                         PAGE-3

                             CERTIFICATE OF SERVICE

    THIS IS TO CERTIFY that I did on this 26th day of April, 1996, serve a true and correct copy of the above and foregoing upon all parties listed on the attached service list by U.S. mail, properly addressed and postage prepaid.


                                   /s/ Mark Golman
                                  ------------------
                                  Mark Golman



MOTION FOR APPROVAL OF POST CONFIRMATION MODIFICATIONS
TO THE FIRST AMENDED JOINT PLAN OF REORGANIZATION                         PAGE-4

Mark E. Golman                                                   [EXHIBIT 1]
State Bar No. 08113200
STOREY ARMSTRONG STEGER & MARTIN
4500 Fountain Place
1445 Ross Avenue
Dallas, Texas  75202-2782
Telephone: (214) 855-6800
Facsimile: (214) 855-6853

LIQUIDATING TRUSTEE

J. Scott Rose
State Bar No. 17252800
Michael C. Li
State Bar No. 00784474
JENKENS & GILCHRIST,
A Professional Corporation
1445 Ross Avenue, Suite 3200
Dallas, Texas  75202-2799
Telephone:  (214) 855-4500
Telecopy:   (214) 855-4300

ATTORNEYS FOR THE TRUST COMMITTEE

                        IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE NORTHERN DISTRICT OF TEXAS
                                   DALLAS DIVISION

IN RE:

WATER POINT SYSTEMS, INC.,                             CASE NO. 395-31514-RCM-11

                                                       (Jointly Administered)
     DEBTOR.

---------------------------------------

WATER POINT MANUFACTURING, INC.                        CASE NO. 395-33959-HCA-11
                                                       (Jointly Administered)

     DEBTOR.

                POST CONFIRMATION MODIFICATIONS TO THE FIRST AMENDED
                      JOINT PLAN OF REORGANIZATION FILED BY THE
                     TRUST COMMITTEE AND THE LIQUIDATING TRUSTEE

                                                                 April 26, 1996

     The Trust Committee of the Liquidating Trust for Water Point Systems, Inc. and Water Point Manufacturing Inc., (the "Committee") and Mark E. Golman, Liquidating Trustee of the Liquidating Trust for Water Point Systems, Inc. and Water Point Manufacturing Inc., (the "Liquidating Trustee"), propose the following Post Confirmation Modifications to the confirmed First Amended Joint Plan of Reorganization.
     1.   The Definitions in Article 3.1 will be modified as follows:
          (g)(i) "CONSUMMATION OF THE PLAN" means when all of the requirements of the Plan are met. The Consummation of the Plan is defined to have to occur after substantial consummation as that term is defined in 11 U.S.C. Section 1101 (2).
          (g)(ii) "CONSUMMATION OF THE PLAN DATE" means the date one year from the Effective Date of the Plan by which the reverse merger or acquisition must have been completed or the discharge set forth under 11 U.S.C. Section 1141
(d)(3) will be deemed to have not been achieved.
     2. The Means for Implementation of Plan in Article 9 will be amended as follows(bolded items are the changes, stricken out portions are deletions):
     9.1 CONTINUED CORPORATE EXISTENCE AND FUTURE CORPORATE GOVERNANCE. The Debtor shall continue in existence in accordance with the laws of the State of Texas and pursuant to the charter and bylaws in effect prior to the Effective Date as specifically modified by this Plan and as are authorized to be modified hereinafter. On or immediately after the Effective Date, Debtor may amend its articles of incorporation or change its state of incorporation as necessary to effectuate the Plan. Specifically, confirmation of the Plan will constitute unanimous consent of the post confirmation shareholders of the DEBTOR to the amendment and restatement of the Debtor's Article's of Incorporation to increase the number of common and preferred shares authorized to 40,000,000 in anticipation of a reverse merger transaction. The DEBTOR shall continue in existence in accordance with the laws of Texas and pursuant to its articles of incorporation and by-laws in affect prior to the Effective Date, except as specifically modified by this Plan in accordance with Article 9.14 of the Texas Business Corporations Act and as authorized to be modified hereinafter. Specifically, confirmation of the Plan will constitute unanimous consent of the post confirmation shareholders to the amendment and restatement of its Articles of Incorporation to effectuate the Plan. On or immediately following the Effective Date the Subsidiary's Articles of Incorporation will be amended to increase the number of common and preferred shares authorized to 40,000,000 and 10,000,000, respectively, in anticipation of a reverse merger transaction. THE SUBSIDIARY SHALL CONTINUE IN EXISTENCE IN ACCORDANCE WITH THE LAWS OF TEXAS AND PURSUANT TO ITS ARTICLES OF INCORPORATION AND BY-LAWS IN AFFECT PRIOR TO THE EFFECTIVE DATE, EXCEPT AS SPECIFICALLY MODIFIED BY THIS PLAN IN ACCORDANCE WITH
ARTICLE 9.14 OF THE TEXAS BUSINESS CORPORATIONS ACT AND AS AUTHORIZED TO BE MODIFIED HEREINAFTER. The authorized changes will be executed by the Debtor's and the Subsidiary's successor officers and directors and acknowledged by the Liquidating or Bankruptcy Trustee. The proposed authorized changes will be made available on or before the earlier of seven (7) days prior to the ballot
deadline or the tenth (10th) day prior to the confirmation hearing.   The shares
distributed to Arcady and HFG are subject to being non transferable, absent registration, due to the application of Section 1145 (b)(1)(A). This plan will not make any attempt to discern or influence any such


POST CONFIRMATION MODIFICATIONS TO THE FIRST AMENDED JOINT PLAN OF REORGANIZATION FILED BY THE TRUST COMMITTEE AND THE LIQUIDATING TRUSTEE
- Page - 2
decision by any applicable government agency. The determination of same shall be the responsibility of Arcady and HFG respectively. THE SUBSIDIARY MUST COMPLETE THE REVERSE MERGER OR ACQUISITION, SO AS TO MEET THE
REQUIREMENT OF CONTINUING IN BUSINESS BY THE CONSUMMATION OF THE PLAN DATE IN ORDER TO ACHIEVE THE DISCHARGE AS SET FORTH IN Section 1141 OF THE CODE.
All matters of corporate governance of either the Debtor or the Subsidiary will be controlled their respective articles of incorporation and by laws, as modified by the Plan or authorized to be modified by this Plan. No changes in the articles of incorporation or the by laws of either the Debtor or the Subsidiary, except the authorized changes, may be made without the approval of 67% of the shares issued and outstanding, including the approval of anticipated reverse merger by the Debtor or Subsidiary respectively. Said 67% requirement is defined to exclude any shares acquired or proxies secured by Arcady or HFG in the respective entities. Regardless of the total percentage of shares owned or proxies held, Arcady and HFG's vote in such an instance, shall never account for more than 60% of the 67% required. The restrictions herein shall be replaced upon the completion of an authorized reverse merger or acquisition, as necessary, to meet the requirements of the reverse merger or acquisition, without further requirement to secure any authority from the shareholders of the Debtor or the Subsidiary. Solely as to the Debtor: a) during the first six (6) months after the Effective Date of the Plan Arcady and its parent Arcady Capital, Inc. shall spend at least 50% of their business efforts in connection with securing a reverse merger target and thereafter at least 25% of their time until a merger or acquisition is completed; b) the restriction above as to the calculation of the 67% of the issued and outstanding shares for the purpose of corporate governance pre merger or acquisition, shall lapse on the first anniversary date of the Effective Date; c) Arcady or other shareholders may provide or cause to be provided, up to $500,000 in additional capital through either debt or equity in order to facilitate the merger or acquisition. If such funds are provided as debt the terms and conditions shall be consistent with similar credit in the market place, whether or not such credit would be available to the reorganized Debtor. If such funds are provided as additional equity by Arcady or any other shareholder, each additional share purchased by Arcady shall be at a price not less than the original price paid by Arcady; and d) if within one year after the Effective Date Arcady has not secured a merger or acquisition that will enable the shares held by the Allowed Unsecured Class 6 holders to be traded on a public market, then the Allowed Unsecured Class 6 holders may put up to 75% of the shares owned by each such shareholder at a purchase price to be determined pursuant to the ratio of $1,000/1% of stock outstanding. Solely as to the Subsidiary: HFG shall have one year to complete the reverse merger or acquisition. If such a transaction is not closed BY THE CONSUMMATION OF THE PLAN DATE, THEN THERE WILL BE NO DISCHARGE OF THE SUBSIDIARY'S DEBTS UNDER
SECTION 1141 OF THE CODE. IN SUCH EVENT, HFG agrees to sell its shares to the Trust for the sum of $100.
     3. The Other Provisions in Article 13 will be amended as follows (bolded items are the changes):
     13.4 DISCHARGE OF DEBTOR. The confirmation of this Plan shall operate to discharge the Debtor from any and all liabilities that arose before the Effective Date. THE CONFIRMATION OF THIS PLAN SHALL OPERATE TO DISCHARGE THE SUBSIDIARY AS A CORPORATE ENTITY, POST CONFIRMATION, FROM ANY AND ALL LIABILITIES THAT AROSE BEFORE THE EFFECTIVE DATE, PROVIDED THAT THE REVERSE MERGER OR ACQUISITION IS ACHIEVED BY THE CONSUMMATION OF THE PLAN DATE. The consideration distributed under this Plan and the Trust shall be in exchange for and in



POST CONFIRMATION MODIFICATIONS TO THE FIRST AMENDED JOINT PLAN OF REORGANIZATION FILED BY THE TRUST COMMITTEE AND THE LIQUIDATING TRUSTEE
- Page - 3
complete satisfaction, discharge, and release of all Claims of any nature whatsoever against the Assets of the Debtor or Subsidiary, including but not limited to demands and liabilities that arose before the Effective Date, and all debts of the kind specified in Section 502(g), 502(h), or 502(i) of the Bankruptcy Code, whether or not (a) a proof of Claim based upon such debt is filed or deemed filed under Section 501 of the Bankruptcy Code; (b) a Claim based upon such debt is allowed under Section 502 of the Bankruptcy Code; or (c) the holder of a Claim based upon such debt has accepted the Plan. The order confirming the Plan shall be a judicial determination that no recourse may be had by any party on account of any Claim against the Bankruptcy Trustee, the Liquidating Trustee, the Trust, the Trust Committee, the Assets, or the Trust Property, except as provided herein. The order confirming the Plan shall operate as a permanent injunction against the prosecution of any action against the Assets or Trust Property on account of any Claim against the Debtor.



THE TRUST COMMITTEE FOR THE LIQUIDATING
TRUST FOR WATER POINT SYSTEMS, INC.
AND WATER POINT MANUFACTURING, CORP.


By:  /s/ JAMES JENSEN
     -----------------------------------
By:  JAMES JENSEN, Chairman

STOREY ARMSTRONG STEGER & MARTIN,
a professional corporation


By:   /s/ MARK E. GOLMAN
     -----------------------------------
     Mark E. Golman
     State Bar No. 08113200

4500 Fountain Place
1445 Ross Avenue
Dallas, Texas  75202-2782
Telephone: (214) 855-6800
Facsimile: (214) 855-6853

THE LIQUIDATING TRUSTEE FOR THE LIQUIDATING
TRUST FOR WATER POINT SYSTEMS, INC.
AND WATER POINT MANUFACTURING, CORP.


POST CONFIRMATION MODIFICATIONS TO THE FIRST AMENDED JOINT PLAN OF REORGANIZATION FILED BY THE TRUST COMMITTEE AND THE LIQUIDATING TRUSTEE - Page - 4

JENKENS & GILCHRIST,
A PROFESSIONAL CORPORATION

By:   /s/ J. SCOTT ROSE
     -----------------------------------
     J. Scott Rose
     State Bar No. 17252800


1445 Ross Avenue, Suite 3200
Dallas, Texas  75202-2799
Telephone:     (214) 855-4500
Telecopy:      (214) 855-43001

COUNSEL FOR THE TRUST COMMITTEE
FOR THE LIQUIDATING  TRUST FOR
WATER POINT SYSTEMS, INC.  AND
WATER POINT MANUFACTURING, CORP.










POST CONFIRMATION MODIFICATIONS TO THE FIRST AMENDED JOINT PLAN OF REORGANIZATION FILED BY THE TRUST COMMITTEE AND THE LIQUIDATING TRUSTEE
- Page - 5

Mark E. Golman
State Bar No. 08113200
STOREY ARMSTRONG STEGER & MARTIN
4500 Fountain Place
1445 Ross Avenue
Dallas, Texas  75202-2782
Telephone: (214) 855-6800
Facsimile: (214) 855-6853

LIQUIDATING TRUSTEE


                        IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE NORTHERN DISTRICT OF TEXAS
                                   DALLAS DIVISION

IN RE:

WATER POINT SYSTEMS, INC.,                            CASE NO. 395-31514-RCM-11

                                                      (Jointly Administered)
    DEBTOR.


WATER POINT MANUFACTURING, INC.                       CASE NO. 395-33959-HCA-11
                                                      (Jointly Administered)

    DEBTOR.


                           MOTION FOR CLARIFICATION OF THE
                      FIRST AMENDED JOINT PLAN OF REORGANIZATION
               FILED BY THE TRUST COMMITTEE AND THE LIQUIDATING TRUSTEE

TO THE HONORABLE BANKRUPTCY JUDGE ROBERT C. MCGUIRE:

    The Trustee of the Liquidating Trust for Water Point Systems, Inc. and
Water Point Manufacturing, Inc., (hereinafter the "Movant") files Motion for Clarification of the First Amended Joint Plan of Reorganization and would respectfully show the Court as follows:
    1. The First Amended Joint Plan of Reorganization for Water Point
Systems, Inc. and Water Point Manufacturing, Inc. (the "Plan") was confirmed by order of this Court entered on October 10, 1995 and was modified by order entered on May 29, 1996.
    2. Since that date, a reverse merger/acquisition entity has been identified by W. P. Acquisition and contracts are being negotiated.
    3. Pursuant to Section 15.2 of the Plan, the Movants may seek
clarification of the Plan after confirmation.   Such provision of the Plan is
effectively a recitation of the requirements of Section 1127 of the Code as to changes that would require creditor participation due to their prospects for affecting claimants' treatment.  Section 15.2 also provides that changes that "remedy a default or omission or reconcile any inconsistency with the Plan, with the approval of the Court, with or without notice and a hearing, provided that the remedy does not materially affect the interests of the Creditors or the Interest Holders."
    4. The clarifications sought to the Plan involve minor issues of construction. The first one concerns a specific sentence in Section 9.1 of the
Plan on page 21.   Section 9.1 of the Plan says that no changes may be made to the articles of incorporation or the bylaws of the Subsidiary (now W.P. Acquisition), including approval of the reverse merger anticipated by the Plan, without the approval of 67% of the shares issued and outstanding. The sentence to be clarified reads: "Said 67% requirement is defined to exclude any shares acquired or proxies secured by Arcady or Halter in their respective entities." The clarification requested by this Motion is twofold. The first clarification concerns the word "acquired". The clarification sought is to reflect that "acquired", as to Halter, meant those shares of stock acquired after confirmation from other creditors in the case, not those obtained as a result of treatment of Halter's claim under the confirmed Plan. The intent of the provision on page 21 was to prevent the dilution or loss of the ability to have creditor participation in approval of the reverse merger process. The provision was not intended to prohibit Halter from voting its shares of common stock.
This is apparent from the very next sentence of Section 9.1 which says:
"Regardless of the total percentage of shares owned or proxies held, Arcady and Halter's vote in such an instance shall never account for more than 60% of the 67% required." The Plan was intended to require approval of the reverse merger or acquisition and any additional changes to Subsidiary's articles of incorporation or bylaws by (i) all shares of common stock held by Halter, or approximately 60% of the outstanding common stock; and (ii) an additional 7% of the outstanding common stock held by other shareholders. The second clarification concerns the words "proxies secured." The clarification is to reflect that "proxies secured", as to Halter, meant general proxies utilized to change the effect or purpose of the Plan. This provision was not intended to prohibit Timothy P. Halter, an officer and director of Halter and the Subsidiary, from being appointed by the Subsidiary's shareholders as a proxy in connection with a shareholders' meeting called for the purpose of voting upon the anticipated reverse merger or acquisition, any additional changes to Subsidiary's articles of incorporation or bylaws and all other relevant matters to properly come before such meeting. The documentation forwarded to shareholders relating to the meeting will clearly indicate the specific purposes for which such proxy is sought.
    5. The final point is to clarify that the use of the words "reverse merger" in the Plan was not meant to limit the type of permitted business combination to a merger. Such term was intended to include any other business combination, including a stock exchange or other acquisition, whereby the benefit from the combination of the viable private entity with the Subsidiary flows to the shareholders of the Subsidiary.
    6. The Liquidating Trustee asserts that the clarification is necessary to the viability of the reverse merger or other acquisition option set forth in the Plan as to the Subsidiary.
    7. The Liquidating Trustee asserts that the clarifications set forth do not materially affect any payment made to any creditor in this case, but in fact enhances the value of the shares provided to be disbursed pursuant to the Plan. The Liquidating Trustee requests that this clarification not be required to have additional disclosure under Section 1125 of the Code and that this clarification be held not require notice to any other parties as set forth in
Section 15.2 of the Plan.

MOTION FOR CLARIFICATION OF THE FIRST AMENDED JOINT PLAN OF REORGANIZATION
                                                                          PAGE-2

    WHEREFORE PREMISES CONSIDERED, Movant prays that this Court find that just cause exists to allow the clarification and reconciliations of the Plan as set forth above, that such clarifications and reconciliations do not materially affect any class of creditor or interest holder under the Plan, that the clarifications and reconciliations do not cause the Plan as modified to fail to meet the requirements of Section 1122 and 1123 of the Code and that no additional disclosure is required under Section 1125 of the Code, that there need not be any notice given, as set forth in Section 15.2 of the Plan, and for such other and further relief to which Movants may show themselves justly entitled at law or in equity.

                             Respectfully submitted,
                             THE LIQUIDATING TRUSTEE FOR THE LIQUIDATING TRUST FOR WATER POINT SYSTEMS, INC. AND WATER POINT MANUFACTURING, INC.


                                    /s/  Mark E. Golman
                             ----------------------------------
                                   Mark E. Golman
                                   State Bar No. 08113200

                             STOREY ARMSTRONG STEGER & MARTIN
                             4500 Fountain Place
                             1445 Ross Avenue
                             Dallas, Texas  75202-2782
                             Telephone: (214) 855-6800
                             Facsimile: (214) 855-6853

MOTION FOR CLARIFICATION OF THE FIRST AMENDED JOINT PLAN OF REORGANIZATION
                                                                          PAGE-3